3Q 2025 Investor Presentation November 2025

Disclosure 2 Forward-Looking Statements This presentation contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, should, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and uncertainties, they include, among others, the following: the inherent uncertainty of estimating reserves and the possibility that incurred losses may be greater than our estimate used to compute loss and loss adjustment expense reserves; inaccurate estimates and judgments in our risk management may expose us to greater risks than intended; downgrades in the financial strength rating or outlook of our regulated insurance subsidiaries impacting our competitive position and ability to attract and retain insurance business that our subsidiaries write and ultimately our financial condition; the outcome of the litigation in connection with the sale of our casualty reinsurance business; the potential loss of key members of our management team or key employees, and our ability to attract and retain personnel; adverse economic and competitive factors resulting in the sale of fewer policies than expected or an increase in the frequency or severity of claims, or both; the impact of a higher than expected inflationary environment on our reserves, loss adjustment expenses, the values of our investments and investment returns, and our compensation expenses; exposure to credit risk, interest rate risk and other market risk in our investment portfolio and our reinsurers; reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships; reliance on a select group of customers for a significant portion of our business and the impact of our potential failure to maintain, or decision to terminate, such relationships; our ability to obtain insurance and reinsurance coverage at prices and on terms that allow us to transfer risk, adequately protect our Company against financial loss and that supports our growth plans; losses resulting from reinsurance counterparties failing to pay us on reinsurance claims, insurance companies with whom we have a fronting arrangement failing to pay us for claims, or a former customer with whom we have an indemnification arrangement failing to perform its reimbursement obligations, and our potential inability to demand or maintain adequate collateral to mitigate such risks; the inherent uncertainty of estimating reinsurance recoverable on unpaid losses and the possibility that reinsurance may be less than our estimate of reinsurance recoverable on unpaid losses; inadequacy of premiums we charge to compensate us for our losses incurred; the impact of the change to the jurisdiction of incorporation of James River Group Holdings from Bermuda to Delaware; changes in laws or government regulation, including tax or insurance laws and regulations; changes in U.S. tax laws (including associated regulations) and the interpretation of certain provisions applicable to insurance/reinsurance businesses with U.S. and non-U.S. operations, which may be retroactive and could have a significant effect on us including, among other things, by potentially increasing our tax rate, as well as on our shareholders; in the event we did not qualify for the insurance company exception to the passive foreign investment company (“PFIC”) rules and were therefore considered a PFIC, there could be material adverse tax consequences to an investor that is subject to U.S. federal income taxation; the Company or its foreign subsidiary becoming subject to U.S. federal income taxation; a failure of any of the loss limitations or exclusions we utilize to shield us from unanticipated financial losses or legal exposures, or other liabilities; losses from catastrophic events, such as natural disasters and terrorist acts, which substantially exceed our expectations and/or exceed the amount of reinsurance we have purchased to protect us from such events; potential effects on our business of emerging claim and coverage issues; the potential impact of internal or external fraud, operational errors, systems malfunctions or cyber security incidents; our ability to manage our growth effectively; failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act of 2002, as amended; changes in our financial condition, regulations or other factors that may restrict our subsidiaries’ ability to pay us dividends; and an adverse result in any litigation or legal proceedings we are or may become subject to. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those in the forward-looking statements, is contained in our filings with the U.S. Securities and Exchange Commission ("SEC"), including our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date of this presentation and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise. Non-GAAP Financial Measures In presenting James River Group Holdings, Ltd.’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). Such measures are referred to as non-GAAP measures and may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those measures determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included at the end of this presentation. Ratings Disclaimer Notice Reproduction of any information, data or material, including ratings (“Content”) in any form is prohibited except with the prior written permission of the relevant party. Such party, its affiliates and suppliers (“Content Providers”) do not guarantee the accuracy, adequacy, completeness, timeliness or availability of any Content and are not responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or for the results obtained from the use of such Content. In no event shall Content Providers be liable for any damages, costs, expenses, legal fees, or losses (including lost income or lost profit and opportunity costs) in connection with any use of the Content. A reference to a particular investment or security, a rating or any observation concerning an investment that is part of the Content is not a recommendation to buy, sell or hold such investment or security, does not address the suitability of an investment or security and should not be relied on as investment advice. Credit ratings are statements of opinions and are not statements of fact. Market and Industry Data This presentation includes market and industry data, forecasts and projections. We have obtained certain market and industry data from publicly available industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on historical market data, and there is no assurance that any of the forecasts or projected amounts will be achieved.

$1.3 Billion Gross Written Premium(1) $504 Million Total Shareholders’ Equity $5.0 Billion Total Assets “A-” (Excellent) A.M. Best Rating A Leading Specialty Insurer with a Diversified E&S Platform 3 James River’s positioning creates profitable opportunities in today’s market 1. Gross Written Premiums reflect LTM information as of September 30, 2025. All other information as of September 30, 2025 unless otherwise noted. Key Investment Highlights • A focus on profitable growth within an attractive small to medium enterprise E&S market • Reinvigorated underwriting culture with significant focus on active performance monitoring and enterprise risk management • 20+ year wholesale-only distribution model creates deep alignment and loyalty with wholesale network • Strong balance sheet with significant reinsurance and legacy protection for 2023 and prior accident years • Refreshed management team with extensive industry experience • Active focus on lasting expense efficiencies, including benefits of recent redomicile to the U.S. • Upgraded technology platform that continues to create and improve underwriting efficiencies

Prioritizing Balance Sheet and Aligning Leadership Energy

Management has focused the Company on its core strengths: Risk Management, Performance Monitoring, and Underwriting

Recent Company Milestones

Nov/Dec 2020	Sept 2021	Feb 2022	Sept 2023	April 2024	2H 2024	Feb 2025	May 2025	2H 2025
Frank D'Orazio joins James River $75 MM Uber reserve additions during 4Q20	Raiser / Uber Unlimited Loss Portfolio Transfer ("LPT") $200 MM Uber reserve additions YTD	Casualty Re LPT Purchase $115 MM Casualty Re reserve additions during 4Q21	Renewal Rights of Workers' Comp Sale	Casualty Re Sale	$122 MM E&S reserve additions during 2H24 Completion of Strategic Review; Finalized Core E&S LPT / ADC for an aggregate $235 MM, validating capital from sophisticated industry investor	Non-Executive Chairman of the Board Ollie Sherman announces he will retire. Christine LaSala appointed as next Non-Executive Chairperson	E&S segment leadership transition. Todd Sutherland announced as President, succeeding Richard Schmitzer	New Leadership Appointments Announced: Board of Directors – Joel Cavaness Chief Information Officer - Val Langenburg and Group Chief Claims Officer – Justin Zaharris; President of Falls Lake – Lisa Binnie Redomicile to U.S. Completed

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Profitability Focused - Enabled by Positioning, People, and Technology • U.S. Small and Medium Company Focus with Limited Property & Auto • Wholesale Only Distribution Creates Loyalty and Drives Strong Submission Growth • New Energy and Leadership Appointments Across E&S and Group • Durable Expense Management Initiatives Create Efficient Path • E&S Retention Increasing in Strong Rate Environment • De-risked Fronting Business with Deliberately Low Retention 5 3Q 2025 Results Evidence Momentum in Niche Casualty Classes Annualized Adjusted Net Operating Return on Tangible Common Equity(1) 19.3% Adjusted Net Operating Income(1) $17.4 Million E&S Combined Ratio 88.3% Average Renewal Premium Shift to Smaller Accounts Reduced 12.7% YTD Attractive Renewal Rate Environment +10% Overall YTD +11% Casualty YTD +19% Excess Casualty YTD Submission Volume Increase +5% YTD 1. Adjusted net operating return on tangible common equity and adjusted net operating income and are non-GAAP financial measures. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measure” on the Disclosure page. 2. Expense savings reflect percentage decline of G&A expenses quarter over quarter for E&S (13%), Specialty Admitted (37%), and Corporate (14%) on an aggregate basis. Group Expense Ratio 28.3% Expense Savings(2) 18% Redomicile Enables Greater Expense Efficiencies November 7

E&S Market: Significant Long-Term Growth and Pricing Tailwinds 6 The E&S market - with its flexibility and niche focus - has shown itself to be a permanent force in aligning capital and need, with an outlook poised for continued profitable growth 1. Source: S&P Global Market Intelligence – P&C Market Share Report 2024 sourced from Capital IQ Pro for 262 total participants and excluding US territories. E&S industry DWP has grown at double digit rates the past 6 years driven by rising renewal rates and changes in risk appetite within the admitted market. U.S. Excess & Surplus Lines DWP ($BN) (1) $27.3 $28.9 $29.8 $29.9 $31.5 $34.6 $40.3 $47.6 $62.9 $75.5 $86.5 $98.2 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2013 – 2017 Average Growth Rate 4% 2017 – 2020 Average Growth Rate 12% 2020 – 2024 Average Growth Rate 20%

Our Core Competency in E&S Aligns With Attractive Market 7 We are one of the largest and most concentrated public companies in E&S exposure 1. Statutory E&S direct written premium as defined and calculated by S&P Global Market Intelligence. Represents statutory E&S direct written premium divided by GAAP consolidated gross written premium for 2024. 2. GAAP E&S segment GWP of $1.0 Bn. 18% of Specialty Admitted segment business was non-admitted in 2024. 100% 85% 76% 42% 29% 25% 24% 16% 9% 8% Significant focus on small and medium sized accounts which have historically been more profitable Most Concentrated E&S Companies(1) – 2024 Direct Written Premium $1.9 BN $332 MM $1.1 BN $848 MM $4.1 BN $3.8 BN $2.2 BN $5.6 BN $8.5 BN $1.6 BN (2)

DIVERSIFIED E&S PLATFORM

Enables Opportunistic Growth and Prudent Risk Selection

Key Drivers

- Material changes to underwriting and performance monitoring since 2023 allow us to nimbly address opportunities in changing markets
- 5 primary divisions with designated leaders empowered to achieve growth and profitability objectives across 15 distinct underwriting disciplines
- Active portfolio management approach drives opportunistic underwriting
- Limited natural catastrophe and tariff risk given business mix
- Exclusive focus on U.S. small and medium enterprise casualty


Property
4%
Specialty [2]
13%
Primary Casualty [3]
33%
Manufacturers & Contractors
17%
E&S GWP[1]
$1.0 Billion
33%
Excess Casualty

1. Gross Written Premiums reflect LTM information as of September 30, 2025.
2. Includes the following underlying divisions, Allied Health & Medical, Energy, Environmental, Life Sciences, Management Liability, and Professional Liability.
3. Includes the following underlying divisions, General Casualty, Sports & Entertainment, Commercial Auto, Small Business, Contract Binding.

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E&S submissions are growing and retention and hit ratios are within historical ranges despite underwriting repositioning Focus on small and medium accounts have historically been more profitable and less vulnerable to turnover. 34 consecutive quarters of increased renewal rate changes, compounded to 95%(2) for the quarter ending September 30, 2025 Attractive Rate and Strong E&S Submissions Create Opportunities 9 Rate and submission opportunities have enabled us to better target attractive lower premium accounts 1. Figures presented on an LTM basis as of September 30, 2025 unless otherwise noted. 2. Compounded rate change differs from previously published compounded rate change of 108% at 2Q25 due to updated actuarial methodologies. Casualty focused accounts for over 96% of E&S GWP 3Q25 casualty E&S renewal rate change of 6.1% Strength of the current casualty market provides robust tailwinds and a strong foundation for continued growth across our diverse underwriting divisions 10% YTD ‘25 Renewal Rate Change (13%) Average Renewal Premium Per Policy 5% YTD ‘25 Submission Growth 7% YTD ‘25 New Quote Growth $699 $834 $921 $1,007 $1,017 $1,004 23% 38% 53% 67% 82% 95% 2020 2021 2022 2023 2024 LTM 3Q25 E&S ex. Uber GWP ($ MM) Compounded Rate Change

Selective Growth Driven by Strong ERM & Underwriting Discipline 10 Stable 3Q25 E&S segment accident year loss ratio of 63.5% due to nimble shifts in business mix, significant changes to underwriting appetite and meaningful rate gained Initial E&S Segment Accident Year Loss Ratio Has Been Stable Increased retention at mid-year E&S reinsurance treaty renewal reflecting confidence in underwriting actions Material bifurcation in performance between pre 2023 and more recent accident years reflecting the positive impact of our material underwriting changes throughout the portfolio 62% 64% 64% - 200,000 400,000 600,000 800,000 1,000,000 2023 2024 LTM 3Q25 E&S Accident Year Loss Ratio JRVR E&S Gross Written Premium Collaboration across underwriting, pricing, and claims creates continual performance feedback loop and is a result of material underwriting actions established by management over several years

September 30th 2025 Core E&S (1) (By Number of Months) Claims Counts Show a Pervasive, Declining Trend 11 The significant decline post 2022 reflects substantial underwriting changes to portfolio $ in Millions and all premiums are gross of prior year reinsurance adjustments 1. Excludes Commercial Auto division. 2. Total E&S is shown from 2020 – 2025 due to exclusion of Raiser (Uber) runoff block, which is subject to an unlimited LPT. 3. 2025 Net Earned Premium reflective of premium earned during the first nine months ending September 30, 2025 (excludes $9.6 million of premium adjustments associated with prior years, including reinstatement premiums). September 30th 2025 Total E&S (2) (By Number of Months) Accident Year Net Earned Premium ($) 9 21 33 45 57 69 81 93 105 117 129 2015 $186.9 1,102 1,989 2,238 2,383 2,471 2,543 2,595 2,619 2,651 2,688 2,719 2016 200.2 1,336 2,388 2,672 2,867 2,968 3,046 3,111 3,161 3,281 3,343 2017 213.7 1,474 2,544 2,815 3,021 3,145 3,207 3,260 3,319 3,369 2018 241.3 2,336 3,830 4,213 4,436 4,540 4,637 4,868 5,018 2019 302.7 2,908 4,798 5,307 5,709 5,982 6,308 6,632 2020 385.2 2,246 4,217 4,918 5,382 5,959 6,717 2021 458.6 2,157 3,980 4,636 5,068 5,405 2022 521.1 1,899 3,872 4,635 5,111 2023 597.7 1,738 3,519 4,399 2024 560.5 1,624 3,251 2025(3) 414.0 1,502 Accident Year Net Earned Premium ($) 9 21 33 45 57 69 2020 $415.2 2,503 4,661 5,395 5,874 6,457 7,216 2021 494.2 2,640 4,698 5,373 5,814 6,153 2022 559.5 2,224 4,360 5,153 5,644 2023 626.0 1,923 3,814 4,717 2024 579.0 1,767 3,499 2025(3) 428.2 1,659 13% Total E&S Claim Count improvement after 33 months Reported Claims Counts

September 30th 2025 Core E&S (1) (By Number of Months) Reported Loss Ratios Appear to Support Green Shoots 12 Reported loss ratios have meaningfully trended down since 2022 as the portfolio has been refocused 1. Excludes Commercial Auto division. 2. Total E&S is shown from 2020 – 2025 due to exclusion of Raiser (Uber) runoff block, which is subject to an unlimited LPT. September 30th 2025 Total E&S (2) (By Number of Months) Accident Year 9 21 33 45 57 69 81 93 105 117 129 2015 5.5% 17.8% 28.5% 39.7% 48.5% 54.5% 57.7% 60.3% 61.5% 62.7% 64.2% 2016 4.8% 20.7% 37.0% 49.8% 54.6% 59.8% 65.3% 67.7% 70.2% 72.6% 2017 5.9% 20.0% 33.4% 41.6% 50.2% 58.0% 63.9% 67.3% 70.5% 2018 8.6% 22.7% 35.2% 48.2% 54.8% 60.7% 64.6% 69.9% 2019 7.7% 21.2% 33.3% 47.7% 55.7% 63.8% 70.4% 2020 5.7% 18.1% 32.0% 41.3% 54.0% 63.5% 2021 6.0% 21.1% 31.3% 41.8% 51.4% 2022 4.5% 14.9% 30.4% 42.1% 2023 3.2% 14.1% 24.6% 2024 3.4% 12.8% 2025 2.8% Accident Year 9 21 33 45 57 69 2020 5.5% 18.3% 32.3% 42.4% 54.8% 64.1% 2021 6.7% 21.3% 31.4% 42.0% 51.2% 2022 4.8% 15.1% 30.4% 41.9% 2023 3.5% 14.6% 25.5% 2024 3.4% 12.8% 2025 2.8% 21% Total E&S Reported Loss Ratio improvement after 33 months Reported Loss Ratios

<5% Net retention across in force programs $130 Million of Net Reserves (12% Group Net Reserve Base) $264 Million LTM Gross Written Premium 6% Of Company 3Q25 Net Earned Premium Specialty Admitted Will Mitigate Risk with Low Net Retention 13 The capital light platform is positioned to take advantage of attractive profitable opportunities • The fronting market has seen a significant increase in competition during recent years, putting pressure on reinsurance terms and conditions and net retentions. • Strategically, Falls Lake is focused on: • Low net retentions and placing strong, rated, reinsurance support. • Reducing commercial auto program exposure – written premium related to commercial auto programs declined approximately 50% year to date compared to YTD24. • Acute focus on expense management – expenses at the segment declined 40% for YTD25 compared to YTD24. • Capital supporting the business contributes meaningfully to overall net investment income.

Capital Position

Our strong balance sheet enables us to continue to capitalize on an extremely attractive P&C market

	4Q 2024	1Q 2025	2Q 2025	3Q 2025
Assets				
Total Invested Assets	1,552.4	1,623.2	1,716.5	1,746.2
Cash and Cash Equivalents [1]	362.3	279.4	220.0	238.8
Reinsurance Recoverables	2,098.1	2,111.9	2108.8	2,153.3
Goodwill and Intangible Assets	214.3	214.2	214.1	214.0
Total Assets	5,007.1	4,949.0	5,018.3	4,950.3
Liabilities and Shareholders' Equity				
Reserve for Losses and LAE	3,084.4	3,081.5	3,076.5	3,116.8
Deferred Reinsurance Gain	58.0	56.0	65.3	88.8
Senior Debt	200.8	225.8	225.8	225.8
Junior Subordinated Debt	104.1	104.1	104.1	104.1
Total Debt	304.9	329.9	329.9	329.9
Accumulated Other Comprehensive Income (AOCI)	(70.0)	(55.7)	(50.7)	(39.0)
Series A Redeemable Preferred Shares	133.1	133.1	133.1	133.1
Shareholders' Equity	460.9	484.5	492.6	503.6
Tangible Equity	437.7	459.4	476.9	511.5
Tangible Equity (Leverage Ratio)	379.7	403.4	411.6	422.7
Tangible Common Equity	304.6	326.3	343.7	378.4
Leverage Metrics				
Leverage Ratio [2]	27%	29%	29%	29%
Net Written Premium / Tangible Equity [3]	1.33x	1.24x	1.19x	1.06x
Per Share Metrics				
Shareholders' Equity per Share	$10.10	$10.56	$10.73	$10.96
Tangible Equity per Share	$7.40	$7.73	$8.03	$8.60
Tangible Common Equity per Share	$6.67	$7.11	$7.49	$8.24

$ and shares in millions, excluding Per Share Metrics

Commentary

- Strong balance sheet with low financial and operating leverage, high-quality investments, and highly rated reinsurers
- Well positioned for profitable growth, driving stable and compelling returns on average tangible common equity
- Healthy operating and financial leverage ratios leave significant capacity for profitable growth
- Tangible common equity per share of $8.24 reflects an increase of **23.4%** since December 31, 2024
- Considerable legacy E&S reserve capacity for pre-2023 accident years

1. Excluding restricted cash equivalents.
2. Leverage ratio, in accordance with the Company's credit agreements, is calculated as adjusted consolidated debt / total capital. Adjusted consolidated debt treats hybrid securities as equity capital up to 15% of total capitalization. Total capital is defined as total debt plus tangible equity excluding accumulated other comprehensive income.
3. Net written premium presented on an LTM basis as of the period indicated..

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A Stable, Yield Generating Investment Portfolio 15 High quality and well diversified portfolio across asset classes designed to provide consistent investment income 1. Investment portfolio value reflects total invested assets plus cash and cash equivalents (excluding restricted cash equivalents) as reported on the Company’s consolidated balance sheet as of September 30, 2025. 2. Excludes restricted cash equivalents. 3. Includes fixed maturity, bank loan and equity securities. $84.4 Million LTM 3Q25 Net Investment Income $21.9 Million 3Q 2025 Net Investment Income 3.4 Years Duration(2) “A+” Weighted Average Credit Rating 5.2% 3Q 2025 Fixed Income New Money Yields 4.5% Annualized Gross Investment Yield(3) Investment Portfolio $2.0 Billion(1) 12% 2% 3% 8% 4% 70% Fixed Maturity Securities Preferred Stock Common Stock (1%) Bank Loans Other Invested Assets Short Term Investments Cash & Cash Equivalents(2)

16 Recognition Employees are our greatest assets; James River is proud of its continued award recognition, high engagement scores, and rewarding culture. 1. Note: Top Workplaces is the nation’s leading employer recognition program that has been recognizing outstanding companies since 2006. Award recipients are determined by feedback captured in the Energage Workplace Survey, conducted annually. Organizations must achieve a 35% response rate to be considered for a Top Workplaces award. USA Awards Regional Awards Industry Awards Top Workplaces Cultural Excellence Awards

Appendix: Underwriting Performance Ratios & Non-GAAP Reconciliation

Underwriting Performance Ratios

	2023	2024	3Q24	3Q25
Excess and Surplus Lines				
Loss Ratio	**68.9%**	**87.6%**	**108.2%**	**63.5%**
Impact of Retroactive Insurance	0.8%	7.3%	12.9%	16.8%
Loss Ratio including Impact of Retroactive Insurance	69.7%	94.9%	121.1%	80.3%
Combined Ratio	**91.1%**	**115.1%**	**136.1%**	**88.3%**
Impact of Retroactive Insurance	0.8%	7.3%	12.9%	16.8%
Combined Ratio including Impact of Retroactive Insurance	91.9%	122.4%	149.0%	105.1%
Consolidated				
Loss Ratio	**69.9%**	**86.2%**	**104.1%**	**65.7%**
Impact of Retroactive Insurance	0.7%	6.2%	11.2%	15.8%
Loss Ratio including Impact of Retroactive Insurance	70.6%	92.4%	115.3%	81.5%
Combined Ratio	**96.5%**	**117.6%**	**135.5%**	**94.0%**
Impact of Retroactive Insurance	0.7%	6.2%	11.2%	15.8%
Combined Ratio including Impact of Retroactive Insurance	97.2%	123.8%	146.7%	109.8%

Note: During the third quarter of 2025, due to adverse trends on business subject to the State National ADC agreement and the Cavello Bay Top Up ADC, the Company recognized adverse prior year development of $24.5 million. The Company recorded retroactive reinsurance benefits of $0.1 million in loss and loss adjustment expenses and a deferred retroactive reinsurance gain of $23.5 million on the Balance Sheet.

Note: The above table provides the underwriting performance ratios of the Company inclusive of the business subject to retroactive reinsurance accounting. There is no economic impact to the Company over the life of a retroactive reinsurance contract so long as any additional losses subject to the contract are within the limit of the contract and the counterparty performs under the contract. Retroactive reinsurance accounting is not indicative of our current and ongoing operations. Management believes that providing loss ratios and combined ratios on business not subject to retroactive reinsurance accounting gives the users of our financial statements useful information in evaluating our current and ongoing operations.

Note: Under the terms of the agreement, the commercial auto LPT is not subject to an aggregate limit.

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Non-GAAP Measures Reconciliation

Underwriting Profit / Adjusted Net Operating Income	2023	2024	3Q24	3Q25
	12 Months Ended December 31st			
Underwriting Profit (Loss) $ in millions				
Underwriting Profit (Loss) of the Operating Segments:				
Excess and Surplus Lines	54.3	(77.5)	(50.2)	16.4
Specialty Admitted Insurance	4.1	6.9	1.8	(0.4)
Total Underwriting Profit (Loss) of Operating Segments	$58.4	($70.6)	($48.3)	$16.1
Operating Expenses of Corporate and Other Segment	(33.9)	(35.0)	($8.4)	($7.2)
Underwriting Profit (Loss) [1]	$24.5	($105.6)	($56.8)	$8.9
Losses and Loss Adjustment Expenses – Retroactive Reinsurance	(5.0)	(37.2)	(18.0)	(23.5)
Net Investment Income	84.0	93.1	23.6	21.9
Net Realized and Unrealized Gains (Losses) on Investments	10.4	3.6	4.2	1..2
Other Income (Expense)	0.4	-	1.2	0.5
Interest Expense	(24.6)	(24.7)	(6.1)	(6.2)
Amortization of Intangible Assets	(0.4)	(0.4)	(0.1)	(0.1)
Impairment of IRWC Trademark Intangible Asset	($2.5)	-	-	-
Consolidated Income (Loss) from Continuing Operations Before Taxes	$86.9	($71.1)	($52.0)	$2.7
Adjusted Net Operating Income (Loss) $ in millions				
Income (Loss) Available to Common Shareholders	($118.2)	($118.3)	($42.0)	($0.9)
Loss from Discontinued Operations	168.9	17.6	1.3	0.6
Losses and Loss Adjustment Expenses – Retroactive Insurance	3.9	29.4	14.2	18.6
Net Realized and Unrealized (Gains) Losses on Investments	(8.2)	(2.9)	(3.3)	(1.0)
Other Expenses	1.9	5.6	1.6	0.2
Impairment of IRWC Trademark Intangible Asset	2.0	-	-	-
Series A Deemed Dividends	-	27.0	-	-
Adjusted Net Operating Income (Loss)	$50.3	($41.5)	($28.2)	$17.4

1. Included in underwriting profit (loss) for the twelve months ended December 31, 2024 and 2023 is gross fee income of $21.0 million and $24.2 million, respectively. Included in underwriting profit for the three months ended September 30, 2025 and 2024 is gross fee income of $2.9 million and $5.2 million, respectively.

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Non-GAAP Measures Reconciliation 20 2023 2024 3Q24 3Q25 Tangible Equity and Tangible Common Equity ($ in millions) Shareholders’ Equity 534.6 460.9 530.4 503.6 Plus: Series A Redeemable Preferred Shares 144.9 133.1 144.9 133.1 Plus: Deferred Reinsurance Gain 20.7 58.0 31.0 88.8 Less: Goodwill and Intangible Assets (214.6) (214.3) (214.4) (214.0) Tangible Equity $485.6 $437.7 $491.9 $511.5 Less: Series A Redeemable Preferred Shares (144.9) (133.1) (144.9) (133.1) Tangible Common Equity $340.7 $304.6 $347.0 $378.4 Common Shares Outstanding (000’s) 37,642 45,644 37,829 45,937 Shares From Conversion of Series A Preferred (000’s) 5,971 13,522 6,849 13,522 Shares Outstanding After Conversion of Series A Preferred (000’s) 43,613 59,166 44,678 59,459 Shareholders’ Equity per Share $14.20 $10.10 $14.02 $10.96 Tangible Equity per Share $11.13 $7.40 $11.01 $8.60 Tangible Common Equity per Share $9.05 $6.67 $9.17 $8.24 12 Months Ended December 31st